Exhibit 10.50
SEPARATION AND GENERAL RELEASE AGREEMENT
This SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into by and between comScore, Inc., a Delaware corporation (the “Company”), and David Algranati (“Executive”). The Company and Executive are each referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, Executive and the Company are parties to that certain Severance Agreement effective as of May 28, 2019 (the “Severance Agreement”);
WHEREAS, Executive’s employment with the Company will end no later than February 1, 2025 (the date that Executive’s employment with the Company ends, the “Separation Date”);
WHEREAS, subject to the terms of this Agreement, the Parties wish for Executive to be eligible to receive certain severance payments and other benefits, which payments and benefits are conditioned upon Executive’s satisfaction of the terms of this Agreement; and
WHEREAS, the Parties wish to resolve any and all claims that Executive has or may have against the Company and any of the other Released Parties (as defined below), including any claims that Executive may have arising out of Executive’s employment or the end of such employment.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:
1.Separation from Employment; Deemed Resignations.
(a)The Parties acknowledge and agree that Executive’s employment with the Company will end on the Separation Date and, as of the Separation Date, Executive will not have any further employment relationship with the Company or any other Released Party.
(b)The Parties acknowledge and agree that, as of the Separation Date or such later date required by applicable law or governing documents, Executive will be deemed to have resigned (to the extent Executive held any such position): (i) as an officer of the Company and each of its affiliates, and (ii) as applicable, from the board of managers, board of directors or similar governing body of each of the Company, any of its affiliates and any other corporation, limited liability company, or any other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Executive serves as the designee or other representative of the Company or any of its affiliates. Executive agrees to (x) reasonably cooperate with the Company to effectuate the resignations described in the preceding sentence, and (y) complete any other actions the Company or its affiliates may reasonably require, both before and after the Separation Date, to effect such resignation(s). Executive acknowledges that the cooperation required by the immediately preceding sentence may include assisting with corporate actions of the Company and Company subsidiaries

(including signing documents) until all resignations set forth in this Section 1(b) are effectuated, it being understood that any such action taken at the Company’s direction will be subject to the terms of Executive’s Indemnification Agreement, effective as of August 23, 2022 (the “Indemnification Agreement”).
(c)Between the date that Executive enters into this Agreement and the Separation Date, Executive will assist the Company in transitioning the duties of his position and will diligently perform those services reasonably requested of him by the Company, which services may include performing those duties that Executive performed in the ordinary course of his employment as Chief Innovation Officer and providing such other reasonable assistance as the Company may request from time to time.
2.Separation Payment and Benefits.
(a)Provided that Executive (1) does not resign from employment with the Company or have his employment terminated by the Company for Cause (as defined in the Severance Agreement), in each case prior to February 1, 2025, (2) honors Executive’s commitments as set forth herein, and (3) timely signs and returns the Confirming Release (as defined below), as described in Section 8 below (and does not exercise his revocation right, as described in the Confirming Release), then:
(i)The Company shall provide Executive with a total severance payment of seven hundred thousand fifteen dollars and no cents ($715,000), less applicable tax withholdings (the “Severance Payment”), which Severance Payment shall be paid in substantially equal installments on the Company’s regular payroll dates between the Separation Date and the date that is twelve (12) months following the Separation Date; provided, however, that the first installment shall be paid on the Company’s first payroll date that comes after the date that the Confirming Release has been timely signed and returned to the Company by Executive and the revocation period described in the Confirming Release has expired without Executive having exercised his revocation right (the date of such first payment, the “First Installment Date”), and such first installment shall include (without interest) the number of installments of the Severance Payment that Executive would have received between the Separation Date and the First Installment Date had there been no delay in payment.
(ii)The Company shall pay Executive a lump sum cash amount equal to the full-year short-term incentive award that Executive would have earned had Executive remained employed by the Company through the end of the 2025 calendar year based on the degree of satisfaction of the applicable performance objectives by the executive team as a whole, as determined in good faith by the Committee (as defined in the Severance Agreement) (except that any individual subjective performance objectives will be deemed achieved at the target level), multiplied by a fraction, the numerator of which is the number of days in 2025 from January 1, 2025 through the Separation Date and the denominator of which is 365 (the “2025 Bonus”), which 2025 Bonus, if any, shall be paid, less applicable tax withholdings, at the time the Company pays short-term incentive awards to senior executives of the Company for the 2025 calendar year, but in no event later than March 15, 2026.
(iii)The Company shall pay Executive a lump sum cash amount equal to the full-year short-term incentive award that Executive would have earned for the 2024 calendar year pursuant to the Company’s short-term incentive plan as in effect as of December 31, 2024 had Executive remained employed by the Company through the payment date for such award, based on the degree of satisfaction of the applicable performance objectives by the executive team as a whole, as determined in good faith by the Committee (the “2024 Bonus”), which 2024 Bonus, if any, shall be paid, less applicable tax withholdings, at the time the Company pays short-term incentive awards to senior executives of the Company for the 2024 calendar year, but in no event later than March 15, 2025.
(iv)During the portion, if any, of the 12-month period following the Separation Date (the “Reimbursement Period”) that Executive elects to continue coverage for Executive and Executive’s eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse Executive for the amount Executive pays to effect and continue such coverage (the “COBRA Reimbursements”), which COBRA Reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Executive acknowledges and agrees that the election of continuation coverage pursuant to COBRA and providing any premiums due to the Company with respect to such continuation coverage will remain Executive’s sole responsibility. Notwithstanding the foregoing, should the Company determine in its sole discretion that it cannot provide the COBRA Reimbursements without potentially violating applicable law (including Section 2716 of the Public Health Service Act), the Company will, in lieu of the COBRA Reimbursements, provide to Executive a taxable monthly payment for the Reimbursement Period in an amount equal to the monthly COBRA premium Executive would be required to pay to continue his group health coverage in effect on the Separation Date, which amount will be based on the premium for the first month of COBRA coverage and which payments will be made regardless of whether Executive elects COBRA continuation coverage.
Executive expressly acknowledges and agrees that the severance pay and benefits set forth in Section 2(a) above represent the entirety of the severance pay and benefits for which he is eligible pursuant to the Severance Agreement, and that he has no further rights to any severance pay or benefits from any Released Party.
(b)Notwithstanding anything in this Agreement to the contrary, Executive acknowledges and agrees that this Agreement and any payments and benefits described herein are subject to the terms and conditions of the Company’s clawback policy as may be in effect from time to time, including to implement Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the common stock of the Company may be traded) (the “Compensation Recovery Policy”), and that applicable sections of this Agreement and any related documents shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
3.Treatment of Outstanding Equity Award. The Company granted Executive 3,750 performance restricted stock units (the “Performance RSUs”) pursuant to the terms of that certain Performance Restricted Stock Units Award Agreement between Executive and the Company made as of June 3, 2019 and amended as of December 16, 2019 and December 20, 2023 (as amended, the “PRSU Agreement”) and the comScore, Inc. 2018 Equity and Incentive Compensation Plan, as amended (the “Plan”). In accordance with the terms of the PRSU Agreement, Executive will forfeit any unvested Performance RSUs on the Separation Date.
4.Satisfaction of All Leaves and Payment Amounts. In entering into this Agreement, Executive expressly acknowledges and agrees that, with the exception of any base salary earned by Executive in the pay period in which he signs this Agreement (if such base salary has not been paid as of the time that Executive executes this Agreement) and any (i) base salary to which Executive may be entitled as a result of services performed between the date he signs this Agreement and the Separation Date, and (ii) those sums to which Executive may be entitled following the date that Executive signs this Agreement pursuant to Section 2, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that Executive has been owed by the Company and each other Released Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Released Party.
5.Release of Liability for Claims.
(a)For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive hereby forever releases, discharges and acquits the Company, its present and former subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (each a “Released Party” and, collectively, the “Released Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind, whether known or unknown, related to Executive’s employment with any Released Party, the termination of such employment, the ownership of equity in the Company, and any other acts or omissions related to any matter on or prior to the date that Executive executes this Agreement, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the Family and Medical Leave Act of 1993; (E) any federal, state or local wage and hour law; (F) the Securities Act of 1933; (G) the Securities Exchange Act of 1934; (H) the Investment Advisers Act of 1940; (I) the Investment Company Act of 1940; (J) the Private Securities Litigation Reform Act of 1995; (K) the Sarbanes-Oxley Act of 2002; (L) the Wall Street Reform and Consumer Protection Act of 2010; (M) the New York State Human Rights Law, the New York Labor Law, the New York Retaliatory Action By Employers Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York Civil Rights Law, the New York Wage-Hour Law, the New York Workers’ Compensation Law, the New York Wage Payment Law, the New York City Human Rights Law, the New York City Earned Sick Leave Law, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Civil Rights Act, the New Jersey Family Leave Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Equal Pay Act, and retaliation claims under the New Jersey Workers’ Compensation Law; (N) any applicable state employment and securities laws; (O) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; (P) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; or (Q) any claim, whether direct or derivative, arising from being a shareholder of the Company or any other Released Party; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits, or claims Executive may have under any employment contract (including the Severance Agreement and Executive’s Change of Control Agreement effective as of May 28, 2019 (the “Change of Control Agreement”)), any incentive or compensation plan or agreement (including the Plan and the award agreements thereunder, including the PRSU Agreement), or under any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive hereunder, any and all potential claims of this nature that Executive may have against any of the Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.
(b)In no event shall the Released Claims include (i) any claim that arises after the date this Agreement is executed by Executive; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA and that ERISA prevents from being released pursuant to a release agreement; or (iii) any claims that cannot be waived as a matter of law, including claims for unemployment compensation benefits, Medicaid benefits, workers’ compensation insurance benefits or other public benefits to which Executive may be entitled.
(c)Notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim, including a challenge to the validity of this

Agreement, with the Equal Employment Opportunity Commission, Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (each a “Governmental Agency” and collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover any monetary or personal relief or recovery from any Released Party as a result of a Governmental Agency proceeding or subsequent legal actions. Nothing herein waives or limits (and the Released Claims do not include) Executive’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any Governmental Agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity) and nothing herein or in any other agreement between Executive and any Released Party shall prohibit or restrict Executive from (x) initiating communications with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (y) complying with a subpoena or responding to any inquiry or legal process directed to Executive from any Governmental Agency; or (z) making any disclosures that are protected under the whistleblower provisions of any applicable law. Further, nothing herein (or in the NDA (as defined below)) prevents or restricts Executive from (i) disclosing or making statements about any claim or action for discrimination, harassment, or retaliation or the underlying facts, circumstances, or details of any claim or action for discrimination, harassment, or retaliation; or (ii) disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits. Nothing in this Agreement or in any other agreement between Executive and any Released Party requires Executive to obtain prior authorization before engaging in any conduct described in this Section 5(c) or to notify any Released Party that Executive has engaged in any such conduct.
6.Representation about Claims. Executive represents and warrants that Executive has made no assignment, sale, delivery, transfer or conveyance of any claims Executive has asserted or may have against any of the Released Parties with respect to any Released Claim.
7.Executive’s Acknowledgments; Advice to Consult with Legal Counsel. This is an important legal document, and the Company hereby advises Executive to consult with a lawyer of Executive’s choosing before signing this Agreement. By executing and delivering this Agreement, Executive expressly acknowledges and represents that:
(a)Executive’s employment with the Company will end no later than February 1, 2025;
(b)Executive has carefully read this Agreement;
(c)Executive has had sufficient time to consider this Agreement before its execution and delivery to Company;
(d)Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney before signing this Agreement, and Executive has had adequate opportunity to do so prior to executing this Agreement;

(e)Executive fully understands the final and binding effect of this Agreement, and the only promises made to Executive to sign this Agreement are those stated herein;
(f)Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will; Executive relies on Executive’s own judgment in entering into this Agreement; and Executive understands and agrees to each of the terms of this Agreement;
(g)The only matters relied upon by Executive and causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement, and in entering this Agreement, Executive has not relied on any representation or statement, written or oral, of any Released Party or Released Party’s agent that is not set forth in this Agreement; and
(h)No Released Party has provided any tax or legal advice regarding this Agreement and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.
8.Reaffirmation of Release. On the Separation Date or within 21 days thereafter, Executive shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) and return his executed Confirming Release to the Company pursuant to the Notice provision set forth in Section 21 below, so that it is received by Company no later than 21 days after the Separation Date. Executive acknowledges and agrees that this provides sufficient time to consider the Confirming Release. Executive further acknowledges and agrees that, as a condition of receiving the compensation and benefits described in Section 2, he is required to timely execute and return the Confirming Release and not exercise his revocation right as described therein.
9.Return of Property. Executive warrants that, within five (5) days following the Separation Date, he will have returned to the Company all property belonging to the Company or any other Released Party, including all documents, computer files and other electronically stored information, client materials and other materials provided to Executive by the Company or any other Released Party in the course of Executive’s employment, and Executive further represents and warrants that Executive has not maintained a copy of any such materials in any form.
10.Non-Disparagement. Executive agrees not to disparage the Company or any other Released Party or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of any Released Party; provided, however, that nothing in this Section 10 shall prohibit or restrict Executive from (a) engaging in any activity permitted by Section 5(c) above, (b) engaging in the legal process or making any disclosure required by law, or (c) providing truthful testimony in response to a subpoena or in any legal or administrative proceeding. The Company agrees to instruct its directors and executive officers not to disparage Executive or otherwise take any action that could reasonably be expected to adversely affect Executive’s personal or professional reputation; provided, however, that nothing in this Section 10 shall prohibit or restrict any such person from (a) engaging in any activity permitted by Section 5(c) above, (b) engaging in the legal process or making any disclosure required by law, or (c) providing truthful testimony in response to a subpoena or in any legal or administrative proceeding.
11.Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Delaware without reference to the principles of conflicts of law thereof.
12.Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be subject to the arbitration and dispute resolution provisions set forth in Section 13 of that certain At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement executed by Executive on January 25, 2016 (the “NDA”). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
13.Counterparts. This Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
14.Amendment; Entire Agreement. Subject to Section 16 below, this Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement (and, as referenced herein, the NDA, the Plan, the PRSU Agreement and the Indemnification Agreement), constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Released Party with regard to the subject matter hereof; provided, however, this Agreement complements and is in addition to (and does not supersede or replace) all other obligations of Executive (whether such obligations arise by contract, statute, common law, or otherwise) with respect to confidentiality and non-disclosure, return of property, non-competition, and non-solicitation. Notwithstanding the foregoing, the Company agrees that it will only seek to enforce Sections 7A and 7B of the NDA to the extent that such enforcement would prevent those activities described in Section 18 below. For the avoidance of doubt, Executive acknowledges and agrees that the Company’s provision of the consideration set forth in Section 2 above will fully and finally satisfy any and all rights that Executive ever could have pursuant to the Severance Agreement and the Change of Control Agreement, and Executive shall not be entitled to any payments pursuant to the Severance Agreement or the Change of Control Agreement in addition to the payments described in Section 2 above.
15.Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Released Party that is not a signatory to this Agreement shall be a third-party beneficiary of Executive’s releases, representations, and covenants herein and shall be entitled to enforce such releases, representations, and covenants as if a party hereto.
16.Severability and Modification. Any term or provision of this Agreement (or parts thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
17.Withholding of Taxes and Other Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required by any law or governmental regulation or ruling.
18.Continued Effectiveness of Restrictive Covenants.
(a)Executive acknowledges and agrees that Executive is subject to continuing obligations pursuant to the NDA (the “Restrictive Covenants”). Accordingly, as a result of the Restrictive Covenants and Executive’s entry into this Agreement, Executive agrees for a period of twelve (12) months following the Separation Date (the “Restricted Period”), not to:
(i)Directly or indirectly (x) solicit, induce or encourage any Company employee or contractor to leave his or her Company employment or engagement, (y) solicit, induce or recruit any Company employee or contractor, or individual who was a Company employee or contractor within the last six (6) months of Executive’s Company employment, to become employed or engaged by any other person or entity, provided that this clause (y) shall not apply to any former Company employee or contractor whose employment or engagement was terminated by the Company prior to the first such solicitation, inducement or recruitment by Executive, or (z) hire as an employee, independent contractor, or otherwise any person then employed or engaged by the Company;
(ii)Directly or indirectly (x) solicit, induce or encourage any Client to cease doing business with, or to reduce the amount of business it does with, the Company; (y) solicit any Client (other than on behalf of the Company) for the purpose of providing products or services competitive with those of the Company, or (z) solicit any Prospective Client (other than on behalf of the Company) for the purpose of providing products or services competitive with those of the Company. For the purposes of this Section 18(a)(ii) only, the term “Client” shall mean any client of the Company on whose account Executive worked, with whom/which Executive had direct and significant contact during the last two years of Executive’s Company employment, or about whom/which Executive obtained Confidential Information (as defined in the NDA) during the course of Executive’s Company employment. For the purposes of this Section 18(a)(ii) only, the term “Prospective Client” shall mean an individual or entity solicited by the Company during the last year of Executive’s Company employment, and about whom/which Executive either gained Confidential Information or with whom/which Executive had contact during Executive’s Company employment; or
(iii)In the Restricted Territory, (x) directly or indirectly, own, manage, operate, or be an officer or director of; or (y) become employed by or otherwise engaged by, any person or entity (including Executive) that competes or is planning to compete with the Company in any capacity (with respect to this clause (y)) if such employment or engagement (A) requires Executive to perform duties or responsibilities substantively similar to those Executive performed for the Company during the last two years of Executive’s Company employment, (B) otherwise requires Executive to compete with the Company, or (C) would require Executive to use or disclose any Confidential Information of the Company. The term “Restricted Territory” shall mean any geographic area where, or with respect to which, the Company has transacted business or actively marketed its products or services at any time during the last year of Executive’s Company employment.
(b)Executive expressly recognizes the enforceability and effectiveness of the covenants in this Section 18 and promises to abide by such covenants following the date Executive enters into this Agreement.
(c)For the avoidance of doubt, nothing in this Agreement, the NDA, or the Restrictive Covenants shall prohibit or restrict the Executive from engaging in any activity permitted by Section 5(c) above. Further, pursuant to the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to Executive’s attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
19.Section 409A.
(a)For purposes of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), each installment payment provided under this Agreement shall be treated as a separate payment. To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of Executive’s taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Internal Revenue Code of 1986 solely because such expenses are subject to a limit related to the period in which the arrangement is in effect.
(b)Notwithstanding any provision in this Agreement to the contrary, if any payment or benefit provided for herein would be considered deferred compensation under Section 409A, then such payment or benefit shall not be paid or otherwise provided unless Executive has incurred a “separation from service” within the meaning of Section 409A, and further, if any such payment or benefit would be subject to additional taxes and interest under Section 409A if

Executive’s receipt of such payment or benefit is not delayed until the earlier of (i) the date of Executive’s death or (ii) the date that is six months after the Separation Date (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to Executive (or Executive’s estate, if applicable) until the Section 409A Payment Date.
(c)Notwithstanding the foregoing or any other provision of this Agreement, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall any Released Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.
20.Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. All references herein to a statute, agreement, instrument or other document shall be deemed to refer to such statute, agreement, instrument or other document as amended, supplemented, modified and restated from time to time. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” or “include” or “includes” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
21.Notices. All notices and other communications under this Agreement must be in writing and must be given by personal delivery, email transmission, or certified or registered mail with return receipt requested, when sent to the respective persons below:
If to the Company:     comScore, Inc.
Attention: Sara Dunn, Chief People Officer
11950 Democracy Drive, Suite 600
Reston, Virginia 20190
E-mail: [___]
If to Executive:        David Algranati
[___]
[___]
Email: [___]

Any Party may change such Party’s address for notice by notice duly given pursuant to this Section 21.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

DAVID ALGRANATI

    /s/ David Algranati

Date:    Jan. 27, 2025

COMSCORE, INC.

By:    /s/ Sara Dunn
Name:    Sara Dunn
Title:    Chief People Officer

Date:    Jan. 26, 2025
[Signature page to Separation and General Release Agreement]

EXHIBIT A
CONFIRMING RELEASE AGREEMENT
This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 8 of the Separation and General Release Agreement (the “Separation Agreement”), entered into by and between comScore, Inc., a Delaware corporation (the “Company”), and David Algranati (“Executive”). Pursuant to Section 8 of the Separation Agreement, this Confirming Release will be executed on the Separation Date or within 21 days thereafter. Unless sooner revoked by Executive pursuant to the terms of Section 5 below, this Confirming Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:
1.Release of Claims.
(a)For good and valuable consideration, including the Company’s agreement to provide the consideration set forth in Section 2 of the Separation Agreement (and any portion thereof), Executive hereby forever releases, discharges and acquits the Company, its present and former subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (each a “Confirming Released Party” and, collectively, the “Confirming Released Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind, whether known or unknown, related to Executive’s employment with any Confirming Released Party, the termination of such employment, the ownership of equity in the Company, and any other acts or omissions related to any matter on or prior to the date that Executive executes this Confirming Release, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the Family and Medical Leave Act of 1993; (E) any federal, state or local wage and hour law; (F) the Securities Act of 1933; (G) the Securities Exchange Act of 1934; (H) the Investment Advisers Act of 1940; (I) the Investment Company Act of 1940; (J) the Private Securities Litigation Reform Act of 1995; (K) the Sarbanes-Oxley Act of 2002; (L) the Wall Street Reform and Consumer Protection Act of 2010; (M) the New York State Human Rights Law, the New York Labor Law, the New York Retaliatory Action By Employers Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New

York Civil Rights Law, the New York Wage-Hour Law, the New York Workers’ Compensation Law, the New York Wage Payment Law, the New York City Human Rights Law, the New York City Earned Sick Leave Law, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Civil Rights Act, the New Jersey Family Leave Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Equal Pay Act, and retaliation claims under the New Jersey Workers’ Compensation Law; (N) any applicable state employment and securities laws; (O) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; (P) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; or (Q) any claim, whether direct or derivative, arising from being a shareholder of the Company or any other Confirming Released Party; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Further Released Claim (as defined below); (iii) any and all rights, benefits, or claims Executive may have under any employment contract (including the Severance Agreement and the Change of Control Agreement), any incentive or compensation plan or agreement, or any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in the Separation Agreement (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive under the Separation Agreement, any and all potential claims of this nature that Executive may have against any of the Confirming Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASED PARTIES.
(b)In no event shall the Further Released Claims include (i) any claim that arises after the date this Confirming Release is executed by Executive; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA and that ERISA prevents from being released pursuant to a release agreement; or (iii) any claims that cannot be waived as a matter of law, including claims for unemployment compensation benefits, Medicaid benefits, workers’ compensation insurance benefits or other public benefits to which Executive may be entitled.
(c)Notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim, including a challenge to the validity of this Confirming Release, with the Equal Employment Opportunity Commission, Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (each a “Governmental Agency” and collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover any monetary or personal relief or recovery from any Confirming Released Party as a result of a Governmental Agency proceeding or subsequent legal actions. Nothing herein waives or limits (and the Further Released Claims do not include) Executive’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any Governmental Agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity) and nothing herein or in any other agreement between Executive and any Confirming Released Party shall prohibit or restrict Executive from (x) initiating communications with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (y) complying with a subpoena or responding to any inquiry or legal process directed to Executive from any Governmental Agency; or (z) making any disclosures that are protected under the whistleblower provisions of any applicable law. Further, nothing herein (or in the NDA) prevents or restricts Executive from (i) disclosing or making statements about any claim of discrimination, harassment or retaliation or any underlying facts, circumstances, or details of any claim or action for discrimination, harassment, or retaliation; or (ii) disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits. Nothing in this Confirming Release or in any other agreement between Executive and any Confirming Released Party requires Executive to obtain prior authorization before engaging in any conduct described in this Section 1(c) or to notify any Confirming Released Party that Executive has engaged in any such conduct.
2.Representation about Claims. Executive represents and warrants that Executive has made no assignment, sale, delivery, transfer or conveyance of any claims Executive has asserted or may have against any of the Further Released Parties with respect to any Further Released Claim.
3.Satisfaction of Severance Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Executive acknowledges and agrees that, with the exception of any base salary earned by Executive in the pay period in which the Separation Date occurred (if such base salary has not been paid as of the time that Executive executes this Confirming Release) and any sums to which Executive may be entitled following the date that Executive signs this Confirming Release pursuant to Section 2 of the Separation Agreement, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that Executive has been owed by each Confirming Released Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Confirming Released Party.
4.Executive’s Acknowledgments; Advice to Consult with Legal Counsel. This is an important legal document, and the Company hereby advises Executive to consult with a lawyer of Executive’s choosing before signing this Confirming Release. By executing and delivering this Confirming Release, Executive expressly acknowledges and represents that:
(a)Executive has carefully read this Confirming Release;
(b)Executive has had sufficient time (and at least twenty-one (21) days) to consider this Confirming Release before its execution and delivery to the Company;

(c)Executive is receiving, pursuant to the Separation Agreement and Executive’s execution of this Confirming Release, consideration in addition to anything of value to which Executive is already entitled;
(d)Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney before signing this Confirming Release, and Executive has had adequate opportunity to do so prior to executing this Confirming Release;
(e)Executive fully understands the final and binding effect of this Confirming Release, and the only promises made to Executive to sign this Confirming Release are those stated herein and in the Separation Agreement;
(f)Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will; Executive relies on Executive’s own judgment in entering into this Confirming Release; and Executive understands and agrees to each of the terms of this Confirming Release;
(g)The only matters relied upon by Executive and causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release and the Separation Agreement, and in entering this Confirming Release, Executive has not relied on any representation or statement, written or oral, of any Confirming Released Party or Confirming Released Party’s agent that is not set forth in this Confirming Release or the Separation Agreement; and
(h)No Confirming Released Party has provided any tax or legal advice regarding this Confirming Release or the Separation Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Confirming Release with full understanding of the tax and legal implications thereof.
5.Revocation Right. Executive has seven (7) days after signing this Confirming Release to revoke it (such seven-day period being referred to herein as the “Confirming Release Revocation Period”). This Confirming Release will not become effective or enforceable unless the Confirming Release Revocation Period has expired without Executive exercising Executive’s revocation right. To be effective, such revocation must be in writing received by the Company, care of Sara Dunn, Chief People Officer, via e-mail at [___] so that it is received by Ms. Dunn no later than 11:59 p.m. in the time zone in which Executive resides, on the last day of the Confirming Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Executive pursuant to Section 2 of the Separation Agreement, and this Confirming Release shall be of no force or effect, but the remaining provisions of the Separation Agreement (other than Section 2 thereof) shall remain in full force and effect.
6.Return of Property. Executive warrants that Executive has returned to the Company all property belonging to the Company or any other Confirming Released Party, including all documents, computer files and other electronically stored information, client materials and other materials provided to Executive by the Company or any other Confirming Released Party in the course of Executive’s employment, and Executive further represents and warrants that Executive has not maintained a copy of any such materials in any form.
EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS THIS CONFIRMING RELEASE, AND SIGNS IT AS EXECUTIVE’S OWN FREE ACT.
/s/ David Algranati
David Algranati
Date: 2/4/2025

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